GETTRYMARCUS | ALWAYS LOOKING DEEPER.TM(Logo)	ACCOUNTING | TAX | CONSULTING

To the Board of Directors of

Park Bridge Lender Services LLC

New York, NY

We have examined management’s assertion, included in the accompanying Management’s Report on Assessment of 2019 Compliance by Park Bridge Lender Services LLC with Regulation AB Servicing Criteria (“Management’s Report”), that Park Bridge Lender Services LLC (the “Company”) complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB as of December 31, 2019 and for the applicable certification periods as defined in Exhibit A, Asserting Party’s 2019 Servicing Platform (“Platform”), of Management’s Report (“the Reporting Period”) except for servicing criteria set forth in Items 1122(d)(1)(i-v), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv), 1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv) of Regulation AB (collectively, the “Exceptions”), which the Company has determined are not applicable to the activities performed by them with respect to the servicing Platform covered by this report and noted as not applicable (N/A) within Exhibit B to Management’s Report. The transactions covered by this report are only those transactions processed by the Company in its capacity as operating advisor or trust advisor for the asset backed securities transactions identified in Management’s Report with the exception of certain privately issued securitizations that were not issued through the SEC registration process. Management is responsible for the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the applicable servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the Company complied with the applicable servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB, in all material respects, excluding the Exceptions in the first paragraph. An examination involves performing procedures to obtain evidence about the Company’s compliance with the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the applicable servicing criteria during the Reporting Period, and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to the selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each asset backed transaction included in the Platform. Further an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above or subsequent to our tests that may have affected the Company’s servicing activities during the period covered by this report. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of management’s assessment that the Company complied with the servicing criteria set forth in Item 1122(d) of the U.S. Securities and Exchange Commission’s Regulation AB, whether due to fraud or error. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

In our opinion, management’s assertion that the Company complied with the aforementioned applicable servicing criteria identified in Exhibit B to Management’s Report with respect to the transactions identified in Exhibit A to Management’s Report as of and for the year ended December 31, 2019, for the Platform, is fairly stated, in all material aspects.

/s/ Gettry Marcus CPA, P.C.

Gettry Marcus CPA, P.C.

New York, New York

February 21, 2020

GETTRY MARCUS CPA, P.C.	88 Froehlich Farm Blvd., 3rd Floor, Woodbury, New York 11797	T 516.364.3390
GETTRYMARCUS.COM	1407 Broadway, 40th Floor, New York, New York 10018	T 212.302.6000

Park Bridge Lender Services llc

February 21, 2020

RE:	Management’s Report on Assessment of 2019 Compliance by Park Bridge Lender Services LLC with Regulation AB Servicing Criteria

Park Bridge Lender Services LLC (the “Asserting Party”) is responsible for assessing its compliance, as of and for the period ended December 31, 2019, with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The transactions covered by this assertion are those transactions processed by the Asserting Party in its capacity as trust advisor or operating advisor for the asset-backed securities transactions listed in Exhibit A attached hereto (the “Platform”).

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Item 1122 of Regulation AB (17 C.F.R. 229.1122) to assess its compliance. The full outline of the Asserting Party’s contractually applicable servicing criteria under various securitization pooling and servicing agreements can be found in Exhibit B attached hereto.

Based on its assessment, the Asserting Party believes that, as of and for the periods the contractual obligations existed in the calendar year ending December 31, 2019, the Asserting Party has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB relating to its trust or operating advisor role with respect to the Platform, except for the servicing criteria set forth in 1122(d)(1)(i-v), 1122(d)(2)(i-vii), 1122(d)(3)(ii-iv), 1122(d)(4)(i-vi) and 1122(d)(4)(viii-xv), which the Asserting Party has determined as being inapplicable to the activities it performs with respect to the Platform (the “Applicable Servicing Criteria”).

Gettry Marcus CPA, P.C., an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the reporting period as set forth in this assertion.

Signed:

/s/ David M. Rodgers

David M. Rodgers

Principal

600 Third Avenue, 40th Floor, New York, NY 10016

WWW.PARKBRIDGEFINANCIAL.COM

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
AVMT 2018-AVM	January 01, 2019	to	December 31, 2019
BACM 2016-UBS10	January 01, 2019	to	December 31, 2019
BACM 2017-BNK3	January 01, 2019	to	December 31, 2019
BANK 2017-BNK5	January 01, 2019	to	December 31, 2019
BANK 2017-BNK6	January 01, 2019	to	December 31, 2019
BANK 2017-BNK8	January 01, 2019	to	December 31, 2019
BANK 2017-BNK9	January 01, 2019	to	December 31, 2019
BANK 2018-BNK11	January 01, 2019	to	December 31, 2019
BANK 2018-BNK12	January 01, 2019	to	December 31, 2019
BANK 2018-BNK14	January 01, 2019	to	December 31, 2019
BANK 2018-BNK15	January 01, 2019	to	December 31, 2019
BBCMS 2017-C1	January 01, 2019	to	December 31, 2019
BBCMS 2018-C2	January 01, 2019	to	December 31, 2019
BMARK 2018-B1	January 01, 2019	to	December 31, 2019
BMARK 2018-B3	January 01, 2019	to	December 31, 2019
BMARK 2018-B4	January 01, 2019	to	December 31, 2019
BMARK 2018-B6	January 01, 2019	to	December 31, 2019
BMARK 2018-B7	January 01, 2019	to	December 31, 2019
CCUBS 2017-C1	January 01, 2019	to	December 31, 2019
CD 2016-CD1	January 01, 2019	to	December 31, 2019
CD 2016-CD2	January 01, 2019	to	December 31, 2019
CD 2017-CD3	January 01, 2019	to	December 31, 2019
CD 2017-CD4	January 01, 2019	to	December 31, 2019
CD 2017-CD5	January 01, 2019	to	December 31, 2019
CD 2017-CD6	January 01, 2019	to	December 31, 2019
CD 2018-CD7	January 01, 2019	to	December 31, 2019
CFCRE 2016-C3	January 01, 2019	to	December 31, 2019
CFCRE 2016-C4	January 01, 2019	to	December 31, 2019
CFCRE 2016-C6	January 01, 2019	to	December 31, 2019
CFCRE 2016-C7	January 01, 2019	to	December 31, 2019
CFCRE 2017-C8	January 01, 2019	to	December 31, 2019
CGCMT 2014-GC21	January 01, 2019	to	December 31, 2019
CGCMT 2014-GC25	January 01, 2019	to	December 31, 2019
CGCMT 2015-GC27	January 01, 2019	to	December 31, 2019
CGCMT 2015-GC35	January 01, 2019	to	December 31, 2019
CGCMT 2015-P1	January 01, 2019	to	December 31, 2019
CGCMT 2016-C1	January 01, 2019	to	December 31, 2019
CGCMT 2016-GC37	January 01, 2019	to	December 31, 2019
CGCMT 2016-P3	January 01, 2019	to	December 31, 2019
CGCMT 2016-P4	January 01, 2019	to	December 31, 2019

Exhibit A - page 1 of 6

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
CGCMT 2016-P5	January 01, 2019	to	December 31, 2019
CGCMT 2016-P6	January 01, 2019	to	December 31, 2019
CGCMT 2017-C4	January 01, 2019	to	December 31, 2019
CGCMT 2017-P7	January 01, 2019	to	December 31, 2019
CGCMT 2018-B2	January 01, 2019	to	December 31, 2019
CGCMT 2018-C6	January 01, 2019	to	December 31, 2019
COMM 2012-CCRE2	January 01, 2019	to	December 31, 2019
COMM 2012-CCRE4	January 01, 2019	to	December 31, 2019
COMM 2012-CCRE5	January 01, 2019	to	December 31, 2019
COMM 2012-LC4	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE10	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE11	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE12	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE6	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE7	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE8	January 01, 2019	to	December 31, 2019
COMM 2013-CCRE9	January 01, 2019	to	December 31, 2019
COMM 2013-LC13	January 01, 2019	to	December 31, 2019
COMM 2013-LC6	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE14	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE15	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE16	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE17	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE19	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE20	January 01, 2019	to	December 31, 2019
COMM 2014-CCRE21	January 01, 2019	to	December 31, 2019
COMM 2014-LC17	January 01, 2019	to	December 31, 2019
COMM 2014-UBS2	January 01, 2019	to	December 31, 2019
COMM 2014-UBS3	January 01, 2019	to	December 31, 2019
COMM 2014-UBS4	January 01, 2019	to	December 31, 2019
COMM 2015-CCRE22	January 01, 2019	to	December 31, 2019
COMM 2015-CCRE24	January 01, 2019	to	December 31, 2019
COMM 2015-CCRE26	January 01, 2019	to	December 31, 2019
COMM 2015-CCRE27	January 01, 2019	to	December 31, 2019
COMM 2015-DC1	January 01, 2019	to	December 31, 2019
COMM 2015-LC19	January 01, 2019	to	December 31, 2019
COMM 2015-LC21	January 01, 2019	to	December 31, 2019
COMM 2015-LC23	January 01, 2019	to	December 31, 2019
COMM 2015-PC1	January 01, 2019	to	December 31, 2019
COMM 2016-667M	January 01, 2019	to	December 31, 2019

Exhibit A - page 2 of 6

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
COMM 2016-CCRE28	January 01, 2019	to	December 31, 2019
COMM 2016-COR1	January 01, 2019	to	December 31, 2019
COMM 2016-DC2	January 01, 2019	to	December 31, 2019
COMM 2017-COR2	January 01, 2019	to	December 31, 2019
COMM 2018-COR3	January 01, 2019	to	December 31, 2019
COMM 2018-HOME	January 01, 2019	to	December 31, 2019
CSAIL 2015-C1	January 01, 2019	to	December 31, 2019
CSAIL 2015-C2	January 01, 2019	to	December 31, 2019
CSAIL 2016-C6	January 01, 2019	to	December 31, 2019
CSAIL 2016-C7	January 01, 2019	to	December 31, 2019
CSAIL 2017-C8	January 01, 2019	to	December 31, 2019
CSAIL 2017-CX10	January 01, 2019	to	December 31, 2019
CSAIL 2018-CX11	January 01, 2019	to	December 31, 2019
CSAIL 2018-CX12	January 01, 2019	to	December 31, 2019
CSMC 2016-NXSR	January 01, 2019	to	December 31, 2019
CSMC 2017-CALI	January 01, 2019	to	December 31, 2019
CSMC 2017-MOON	January 01, 2019	to	December 31, 2019
DAFC 2017-AMO	January 01, 2019	to	December 31, 2019
DBGS 2018-C1	January 01, 2019	to	December 31, 2019
DBJPM 2016-C1	January 01, 2019	to	December 31, 2019
DBJPM 2016-C3	January 01, 2019	to	December 31, 2019
DBUBS 2017-BRBK	January 01, 2019	to	December 31, 2019
GSMS 2014-GC18	January 01, 2019	to	December 31, 2019
GSMS 2015-GC32	January 01, 2019	to	December 31, 2019
GSMS 2016-GS4	January 01, 2019	to	December 31, 2019
GSMS 2017-GS7	January 01, 2019	to	December 31, 2019
GSMS 2018-GS10	January 01, 2019	to	December 31, 2019
JPMCC 2013-C10	January 01, 2019	to	December 31, 2019
JPMCC 2018-AON	January 01, 2019	to	December 31, 2019
JPMCC 2018-BCON	January 01, 2019	to	December 31, 2019
JPMCC 2018-PTC	January 01, 2019	to	December 31, 2019
JPMCC 2018-WPT	January 01, 2019	to	December 31, 2019
JPMDB 2017-C5	January 01, 2019	to	December 31, 2019
LCCM 2017-LC26	January 01, 2019	to	December 31, 2019
MSBAM 2013-C10	January 01, 2019	to	December 31, 2019
MSBAM 2014-C14	January 01, 2019	to	December 31, 2019
MSBAM 2014-C18	January 01, 2019	to	December 31, 2019
MSBAM 2014-C19	January 01, 2019	to	December 31, 2019
MSBAM 2015-C20	January 01, 2019	to	December 31, 2019
MSBAM 2015-C22	January 01, 2019	to	December 31, 2019

Exhibit A - page 3 of 6

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
MSBAM 2015-C24	January 01, 2019	to	December 31, 2019
MSBAM 2015-C26	January 01, 2019	to	December 31, 2019
MSBAM 2016-C28	January 01, 2019	to	December 31, 2019
MSBAM 2016-C29	January 01, 2019	to	December 31, 2019
MSBAM 2016-C30	January 01, 2019	to	December 31, 2019
MSBAM 2016-C31	January 01, 2019	to	December 31, 2019
MSBAM 2016-C32	January 01, 2019	to	December 31, 2019
MSBAM 2017-C33	January 01, 2019	to	December 31, 2019
MSBAM 2017-C34	January 01, 2019	to	December 31, 2019
MSC 2015-MS1	January 01, 2019	to	December 31, 2019
MSC 2016-BNK2	January 01, 2019	to	December 31, 2019
MSC 2016-UBS12	January 01, 2019	to	December 31, 2019
MSC 2017-HR2	January 01, 2019	to	December 31, 2019
MSC 2018-H3	January 01, 2019	to	December 31, 2019
MSC 2018-H4	January 01, 2019	to	December 31, 2019
MSCI 2016-UBS11	January 01, 2019	to	December 31, 2019
MSCI 2016-UBS9	January 01, 2019	to	December 31, 2019
MSSG 2017-237P	January 01, 2019	to	December 31, 2019
SGCMS 2016-C5	January 01, 2019	to	December 31, 2019
UBS 2017-C2	January 01, 2019	to	December 31, 2019
UBS 2017-C3	January 01, 2019	to	December 31, 2019
UBS 2017-C5	January 01, 2019	to	December 31, 2019
UBS 2018-C10	January 01, 2019	to	December 31, 2019
UBS 2018-C12	January 01, 2019	to	December 31, 2019
UBS 2018-C14	January 01, 2019	to	December 31, 2019
UBS 2018-C8	January 01, 2019	to	December 31, 2019
UBS-B 2012-C3	January 01, 2019	to	December 31, 2019
UBSBB 2013-C6	January 01, 2019	to	December 31, 2019
WFCM 2013-LC12	January 01, 2019	to	December 31, 2019
WFCM 2014-LC18	January 01, 2019	to	December 31, 2019
WFCM 2015-LC22	January 01, 2019	to	December 31, 2019
WFCM 2016-BNK1	January 01, 2019	to	December 31, 2019
WFCM 2016-C33	January 01, 2019	to	December 31, 2019
WFCM 2016-C36	January 01, 2019	to	December 31, 2019
WFCM 2016-NXS5	January 01, 2019	to	December 31, 2019
WFCM 2017-C38	January 01, 2019	to	December 31, 2019
WFCM 2017-C42	January 01, 2019	to	December 31, 2019
WFCM 2018-C43	January 01, 2019	to	December 31, 2019
WFCM 2018-C45	January 01, 2019	to	December 31, 2019
WFCM 2018-C47	January 01, 2019	to	December 31, 2019

Exhibit A - page 4 of 6

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
WFRBS 2013-UBS1	January 01, 2019	to	December 31, 2019
WPT 2017-WWP	January 01, 2019	to	December 31, 2019
BMARK 2019-B9	February 14, 2019	to	December 31, 2019
BANK 2019-BNK16	February 21, 2019	to	December 31, 2019
CSAIL 2019-C15	March 06, 2019	to	December 31, 2019
ILPT 2019-SURF	March 07, 2019	to	December 31, 2019
UBS 2019-C16	April 16, 2019	to	December 31, 2019
JPMCC 2019-ICON	April 26, 2019	to	December 31, 2019
CF 2019-CF1	April 30, 2019	to	December 31, 2019
WFCM 2019-C50	May 14, 2019	to	December 31, 2019
GSMS 2019-GC39	May 23, 2019	to	December 31, 2019
JPMCC 2019-OSB	June 13, 2019	to	December 31, 2019
MSC 2019-H6	June 19, 2019	to	December 31, 2019
BANK 2019-BNK19	August 08, 2019	to	December 31, 2019
CGCMT 2019-GC41	August 20, 2019	to	December 31, 2019
CD 2019-CD8	August 22, 2019	to	December 31, 2019
BBCMS 2019-C4	August 28, 2019	to	December 31, 2019
CSAIL 2019-C17	September 25, 2019	to	December 31, 2019
BANK 2019-BNK20	September 26, 2019	to	December 31, 2019
GSMS 2019-GC42	September 27, 2019	to	December 31, 2019
CF 2019-CF2	October 17, 2019	to	December 31, 2019
BMARK 2019-B13	October 17, 2019	to	December 31, 2019
BANK 2019-BNK21	October 23, 2019	to	December 31, 2019
WFCM 2019-C53	November 07, 2019	to	December 31, 2019
GSMS 2019-GSA1	November 08, 2019	to	December 31, 2019
CGCMT 2019-GC43	November 13, 2019	to	December 31, 2019
MSC 2019-L3	November 21, 2019	to	December 31, 2019
WFCM 2019-C54	December 03, 2019	to	December 31, 2019
BANK 2019-BNK23	December 10, 2019	to	December 31, 2019
COMM 2019-GC44	December 12, 2019	to	December 31, 2019
BX 2019-OC11	December 12, 2019	to	December 31, 2019
BMARK 2019-B15	December 18, 2019	to	December 31, 2019
BANK 2019-BNK24	December 19, 2019	to	December 31, 2019
MRCD 2019-PARK	December 19, 2019	to	December 31, 2019
CSMC 2019-UVIL	December 19, 2019	to	December 31, 2019
CF 2019-CF3	December 20, 2019	to	December 31, 2019
UBS 2019-C18	December 20, 2019	to	December 31, 2019
COMM 2014-CCRE18	December 27, 2019	to	December 31, 2019
COMM 2014-LC15	December 27, 2019	to	December 31, 2019
COMM 2014-UBS5	December 27, 2019	to	December 31, 2019

Exhibit A - page 5 of 6

Exhibit A

Asserting Party’s 2019 Servicing Platform

Applicable Certification Period
Securitization Transaction	Start Date		End Date
GSMS 2013-GCJ12	December 27, 2019	to	December 31, 2019
GSMS 2013-GCJ16	December 27, 2019	to	December 31, 2019
MSBAM 2012-C5	December 27, 2019	to	December 31, 2019
MSBAM 2013-C13	December 27, 2019	to	December 31, 2019
MSC 2015-UBS8	December 27, 2019	to	December 31, 2019

Exhibit A - page 6 of 6

Exhibit B

Regulation AB Section 229.1122(d) Servicing Criteria

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.		X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1 (b)(1) of this chapter.		X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities-related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.		X

Exhibit B - page 1 of 4

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(3)(i)(A)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are prepared in accordance with timeframes and other terms set forth in the transaction agreements.	X
1122(d)(3)(i)(B)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports provide information calculated in accordance with the terms specified in the transaction agreements.	X
1122(d)(3)(i)(C)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports are filed with the Commission as required by its rules and regulations.	X3	X4
1122(d)(3)(i)(D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X3	X4
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.		X

Exhibit B - page 2 of 4

Regulation AB Reference	Servicing Criterion	Performed by Park Bridge[1]	Not Applicable to Park Bridge[2]
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.		X

Exhibit B - page 3 of 4

[1]	The criteria in the column “Performed by Park Bridge” and marked with all “X” are applicable for the Transactions unless otherwise noted; however, there were no specially serviced loans under the related Transactions during the reporting period. Therefore, no trust/operating advisor actions were required.

[2]	The criteria in the column “Not Applicable to Park Bridge” and marked with an “X” were not within the scope of the Asserting Party’s duties in the Transactions.

[3]	Applicable only to the Transactions listed in Table 2 below.

[4]	Not applicable to Transactions other than the Transactions listed in Table 2 below.

Table 2
COMM 2012-LC4
COMM 2012 CCRE2
COMM 2012 CCRE4
COMM 2012-CCRE5
COMM 2013-CCRE7
COMM 2013-CCRE9
COMM 2013-LC6
COMM 2013-LC13
COMM 2013-CCRE11
MSBAM 2012-C5

Exhibit B - page 4 of 4